UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 19, 2006

AMERICAN TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-24248	87-0361799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15378 Avenue of Science, Suite 100, San Diego, California	92128
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 676-1112

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On September 19, 2006, our Board of Directors approved a restructuring of senior management of our company, and took the following actions.

•	Steven D. Stringer was relieved as our Chief Financial Officer. In connection with such action, Mr. Stringer’s employment arrangement with the company also terminated. Mr. Stringer was employed under the terms of a letter agreement dated as of February 24, 2006. Mr. Stringer’s annual base salary at the time of termination was $195,000, and he participated in bonus, benefit and other incentives at the discretion of the compensation committee of our board of directors. Mr. Stringer’s employment was terminable at-will by us or him for any reason, with our without notice.

•	David A. Carnevale was relieved as our Vice President, Marketing. In connection with such action, Mr. Carnevale’s employment arrangement with the company also terminated. Mr. Carnevale was employed under the terms of a letter agreement dated as of January 12, 2006. Mr. Carnevale’s annual base salary at the time of termination was $180,000, and he participated in bonus, benefit and other incentives at the discretion of the compensation committee of our board of directors. Mr. Carnevale’s employment was terminable at-will by us or him for any reason, with our without notice.

•	Bruce Gray was relieved as our Vice President, Commercial Products Group. In connection with such action, Mr. Gray’s employment arrangement with the company also terminated. Mr. Gray was employed under the terms of a letter agreement effective as of March 21, 2005. Mr. Gray’s annual base salary at the time of termination was $180,000, and he participated in a bonus plan. Mr. Gray’s employment was terminable at-will by us or him for any reason, with our without notice.

•	James T. Taylor III was relieved as our Vice President, General Counsel and Secretary. In connection with such action, Mr. Taylor’s employment arrangement with the company also terminated. Mr. Taylor was employed under the terms of a letter agreement dated as of February 17, 2006. Mr. Taylor’s annual base salary at the time of termination was $170,000, and he participated in bonus, benefit and other incentives at the discretion of the compensation committee of our board of directors. Mr. Taylor’s employment was terminable at-will by us or him for any reason, with our without notice.

•	Rose Tomich-Litz was relieved as our Vice President, Operations. In connection with such action, Ms. Tomich-Litz’s employment arrangement with the company also terminated. Ms. Tomich-Litz was employed under the terms of a letter agreement dated as of November 29, 2005. Ms. Tomich-Litz’s annual base salary at the time of termination was $157,500, and she participated in bonus, benefit and other incentives at the discretion of the compensation committee of our board of directors. Ms. Tomich-Litz’s employment was terminable at-will by us or her for any reason, with our without notice.

We offered each of the former employees discussed above severance equal to one month’s salary for each two month period of service, or portion thereof, up to six months’ salary in exchange for a general release of all claims. The former officers will have forty-five days to execute the release of claims, and seven days after execution to revoke the release, after which time the severance provisions will be paid.

Item 5.02	Departure of Director and Principal Officer; Appointment of Principal Officer

As discussed above, on September 19, 2006, Steven D. Stringer’ service as Chief Financial Officer was terminated as part of our restructuring plan.

On the same date, our board appointed Thomas R. Brown, who has served as our President and Chief Executive Officer since September 5, 2006, as Interim Chief Financial Officer effective immediately. Mr. Brown formerly served as an independent director on our board of directors until his resignation on September 5, 2006, and served as a member of the compensation committee and the audit committee until his resignation from those committees on August 20, 2006. As a result of Mr. Brown’s appointment as President and Chief Executive Officer, he no longer qualified as an independent director under applicable Nasdaq standards. We intend to reappoint him to the board as soon as we may do so and maintain compliance with the rules of the Nasdaq Stock Market requiring us to have a board consisting of a majority of independent directors.

Mr. Brown, age 55, served as President of BrownThompson Executive Search, a financial executive search firm, from April 2005 until immediately prior to September 5, 2006, the date on which he commenced employment with our company. From April 2001 to September 2004, Mr. Brown was Executive Vice President and Deputy President of the Information Technology division of Sony Electronics, where he was responsible for supply chain operations including Information Technology, Procurement, North American Manufacturing Operations and Finance. He continued to consult with Sony Electronics on its ERP implementation from September 2004 to January 2005. From April 2000 to September 2004, Mr. Brown was concurrently the Executive Vice President and President of Information Technology Division for Sony Electronics, where he was responsible for establishing the North American personal computer division. Mr. Brown is a director of Mad Catz Interactive (AMEX/TSX: MCZ), a provider of video game accessories. Mr. Brown obtained a B.A. in Economics from Rutgers University in 1973. Mr. Brown is also a certified public accountant.

Mr. Brown is employed under the terms of a letter agreement dated as of August 23, 2006. Mr. Brown’s current base salary is $250,000 per year. In connection with his employment, he received a non-statutory stock option to purchase 200,000 shares of common stock under our 2005 Equity Incentive Plan with an exercise price $3.33 per share, the closing price of our common stock on the start date as reported on the Nasdaq Capital Market. Mr. Brown will be eligible for an annual bonus with respect to fiscal years beginning fiscal 2007 as recommended by the compensation committee and approved by the board. The bonus will be based in part on his achievement of detailed annual goals that will be established by the compensation committee. In the event that Mr. Brown’s employment is terminated for any reason other than cause, or if he resigns for good reason, he will be entitled to severance equal to one month’s salary for each two month period of service, or portion thereof, up to six months’ salary. He will also be entitled to continuation of his company-provided health and dental benefits for the same period. The terms of Mr. Brown’s employment will not change in connection with his appointment as Interim Chief Financial Officer.

Item 7.01	Regulation FD Disclosure

On September 20, 2006, we issued a press release announcing the restructuring discussed in this current report, and updating our guidance for the quarter ending September 30, 2006. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01	Other Information

On September 19, 2006, in connection with the reorganization discussed above, we determined to close our Maine sales office. Three of the non-executive employees in the office were relieved of their duties.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release Dated September 20, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TECHNOLOGY CORPORATION

Date: September 20, 2006	By:	/s/ THOMAS R. BROWN
Thomas R. Brown
Chief Executive Officer, President and Interim Chief Financial Officer